Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 9, 2017 in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-220775) of The Simply Good Foods Company for the registration of 18,945,674 shares of its common stock.

/s/ Ernst & Young LLP

Denver, Colorado

November 15, 2017